Exhibit 99.1

MaxCyte Reports Third Quarter 2022 Financial Results

22% Year-Over-Year Core Business Revenue Growth in Third Quarter 2022

Reiterates 2022 Revenue Guidance

ROCKVILLE, MD, November 9, 2022 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics and to support innovative, cell-based research, today announced financial results for the third quarter ended September 30, 2022.

Third Quarter Highlights

●	Total revenue of $10.6 million in the third quarter of 2022, an increase of 5% over the third quarter of 2021.
●	Core business revenues grew 22% led by revenue from cell therapy customers which increased 27%, with drug discovery revenues growing by 4%.
●	Reiterating 2022 guidance for core business revenue growth to be approximately 30%.
●	Expecting SPL Program-related revenue to be approximately $4.0 million for the full year.
●	Total cash, cash equivalents and short-term investments were $232.9 million as of September 30, 2022.

“We reported another strong quarter, with 22% year-over-year core business revenue growth, highlighted by 27% growth in revenues from cell therapy customers. We continue to make ongoing investments in the company to drive revenue growth and are focused on increasing customer adoption of our ExPERT™ platform in the industry, to enable a broad range of cell types and target a wide array of indications. Our strong business performance continues to validate our technology and our market leading position in cell engineering, therapeutic discovery and development and commercialization,” said Doug Doerfler, President and CEO of MaxCyte.

“Overall, our SPL pipeline continues to be robust and we are confident in the potential of our customers to develop into future SPL partners with therapeutic programs to generate revenue in clinical and commercial settings. With the expansion into our new headquarters and manufacturing facility, we have increased our in-house manufacturing and process development capabilities to further support our partners as they move forward in clinical development towards potential commercialization.”

The following table provides details regarding the sources of our revenue for the periods presented.

	Three Months Ended
	September 30,
	2022	2021	%
(in thousands, except percentages)
Cell therapy	$7,898	$6,226	27%
Drug discovery	1,991	1,909	4%
Program-related	754	2,004	(62)%
Total revenue	$10,643	$10,139	5%

Third Quarter 2022 Financial Results

Total revenue for the third quarter of 2022 was $10.6 million, compared to $10.1 million in the third quarter of 2021, representing an increase of 5%.

Core business revenue (instruments and disposables to cell therapy and drug discovery customers and excluding program-related revenue) was $9.9 million, including 27% revenue growth from cell therapy customers and 4% from drug discovery customers, compared to core business revenue of $8.1 million in the same period last year.

Our SPL Program-related revenue was $0.8 million, compared to $2.0 million in the third quarter of 2021.

Gross profit for the third quarter of 2022 was $9.3 million (87% gross margin), compared to $9.2 million (91% gross margin) in the same period of the prior year.

Operating expenses for the third quarter of 2022 were $17.0 million, compared to operating expenses of $11.6 million in the third quarter of 2021. The overall increase in operating expenses was primarily driven by increased staff in field sales, field science, and manufacturing, as well as product development expenses to support our customers’ and partners’ growth. The increase also included additional sales and marketing expenses, stock-based compensation and occupancy expenses compared with the same period a year ago.

Third quarter 2022 net loss was $6.4 million compared to net loss of $2.7 million for the same period in 2021. EBITDA, a non-GAAP measure, was a loss of $7.1 million for the third quarter of 2022, compared to a loss of $2.4 million for the third quarter of the prior year. Stock-based compensation expense was $3.2 million for the third quarter versus $2.3 million for the same period in the prior year.

Total cash, cash equivalents and short-term investments were $232.9 million as of September 30, 2022, compared to $255.0 million at December 31, 2021.

2022 Revenue Guidance

We expect core business revenue in 2022 to grow approximately 30% compared to 2021. We continue to expect SPL Program-related revenue to be approximately $4.0 million in 2022.

Webcast and Conference Call Details

MaxCyte will host a conference call today, November 9, 2022, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

MaxCyte is a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics and to support innovative, cell-based research. Over the past 20 years, we have developed and commercialized our proprietary Flow Electroporation® technology, which facilitates complex engineering of a wide variety of cells. Our ExPERT™ platform, which is based on our Flow Electroporation technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx®, STx® GTx® and VLx™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings, before interest, tax, depreciation and amortization.  MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents EBITDA together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation table of net loss, the most comparable GAAP financial measure, to EBITDA is included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our revenue guidance for the year ending December 31, 2022, and expectations regarding adoption of the ExPERT™ platform, expansion of and revenue from our SPL Programs and the progression of our customers’ programs into and through clinical trials. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the impact of COVID-19 on our operations; the timing of our customers’ ongoing and planned clinical trials; the adequacy of our cash resources and availability of financing on commercially reasonable terms; and general market and economic conditions may impact investor confidence in the biopharmaceutical industry affecting the amount of capital such investors provide to our current and potential partners resulting in decreased demand for our products. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 22, 2022, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

MaxCyte Contacts:

US IR Adviser Gilmartin Group David Deuchler, CFA +1 415-937-5400 jr@maxcyte.com

US Media Relations Seismic Collaborative, A Spectrum Science Company Valerie Enes +1 408-497-8568 valerie@teamseismic.com

Nominated Adviser and Joint Corporate Broker Panmure Gordon Emma Earl / Freddy Crossley Corporate Broking Rupert Dearden +44 (0)20 7886 2500

UK IR Adviser Consilium Strategic Communications Mary-Jane Elliott / Chris Welsh +44 (0)203 709 5700 maxcyte@consilium-comms.com

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$43,020,300	$47,782,400
Short-term investments, at amortized cost	189,865,300	207,261,400
Accounts receivable	7,433,800	6,877,000
Accounts receivable – TIA*	775,000	—
Inventory	7,911,600	5,204,600
Prepaid expenses and other current assets	3,275,600	3,307,400
Total current assets	252,281,600	270,432,800

Property and equipment, net	22,988,200	7,681,200
Right of use asset - operating leases	9,952,300	5,689,300
Other assets	1,189,800	316,700
Total assets	$286,411,900	$284,120,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,086,900	$1,820,300
Accrued expenses and other	8,232,400	6,523,500
Operating lease liability, current	152,200	527,200
Deferred revenue, current portion	6,291,800	6,746,800
Total current liabilities	16,763,300	15,617,800

Operating lease liability, net of current portion	14,871,800	5,154,900
Deferred revenue, net of current portion	344,600	450,200
Total liabilities	31,979,700	21,222,900

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 101,904,313 and 101,202,705 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1,019,000	1,012,000
Additional paid-in capital	386,478,900	376,189,600
Accumulated deficit	(133,065,700)	(114,304,500)
Total stockholders’ equity	254,432,200	262,897,100
Total liabilities and stockholders’ equity	$286,411,900	$284,120,000

* Tenant improvement allowance (“TIA”)

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$10,642,800	$10,139,100	$31,837,900	$23,742,100
Cost of goods sold	1,368,900	943,800	3,551,900	2,421,500
Gross profit	9,273,900	9,195,300	28,286,000	21,320,600

Operating expenses:
Research and development	5,325,100	2,746,900	13,786,400	12,027,200
Sales and marketing	4,506,700	3,211,500	13,276,000	8,913,500
General and administrative	6,444,400	5,346,700	20,179,600	12,645,800
Depreciation and amortization	709,800	333,100	1,654,300	967,500
Total operating expenses	16,986,000	11,638,200	48,896,300	34,554,000
Operating loss	(7,712,100)	(2,442,900)	(20,610,300)	(13,233,400)

Other income (expense):
Interest and other expense	(116,000)	(289,000)	(116,000)	(1,044,400)
Interest income	1,394,400	51,500	1,964,900	70,000
Total other income (expense)	1,278,400	(237,500)	1,848,900	(974,400)
Net loss	$(6,433,700)	$(2,680,400)	$(18,761,400)	$(14,207,800)
Basic and diluted net loss per share	$(0.06)	$(0.03)	$(0.18)	$(0.16)
Weighted average shares outstanding, basic and diluted	101,806,173	95,662,968	101,555,065	87,178,217

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(18,761,400)	$(14,207,800)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,778,300	1,007,400
Net book value of consigned equipment sold	61,900	39,200
Loss on disposal of fixed assets	128,600	18,500
Fair value adjustment of liability classified warrant	—	645,400
Stock-based compensation	8,633,800	5,510,400
Amortization of discounts on short-term investments	(1,158,400)	(39,500)
Non-cash interest expense	—	5,400

Changes in operating assets and liabilities:
Accounts receivable	(556,800)	(786,200)
Accounts receivable - TIA	(775,000)	—
Inventory	(2,880,700)	(300,200)
Prepaid expense and other current assets	31,800	(2,538,900)
Right of use asset – operating leases	(4,263,000)	858,000
Right of use asset – finance lease	—	63,500
Other assets	(873,100)	(284,200)
Accounts payable, accrued expenses and other	1,156,100	(431,350)
Operating lease liability	9,341,900	(734,700)
Deferred revenue	(455,000)	1,482,800
Other liabilities	(105,600)	(27,100)
Net cash used in operating activities	(8,696,600)	(9,719,350)

Cash flows from investing activities:
Purchases of short-term investments	(213,541,400)	(202,867,700)
Maturities of short-term investments	232,096,000	22,000,000
Purchases of property and equipment	(16,282,600)	(2,712,050)
Proceeds from sale of equipment	—	4,600
Net cash provided by (used in) investing activities	2,272,000	(183,575,150)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	236,077,300
Principal payments on notes payable	—	(4,922,400)
Proceeds from exercise of stock options	1,662,500	2,424,000
Principal payments on finance leases	—	(66,100)
Net cash provided by financing activities	1,662,500	233,512,800
Net increase in cash and cash equivalents	(4,762,100)	40,218,300
Cash and cash equivalents, beginning of period	47,782,400	18,755,200
Cash and cash equivalents, end of period	$43,020,300	$58,973,500

Unaudited Reconciliation of Net Loss to EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
(in thousands)
Net loss	$(6,434)	$(2,680)	$(18,761)	$(14,208)
Depreciation and amortization expense	743	366	1,778	1,007
Interest (income) expense, net	(1,394)	(52)	(1,965)	329
Income taxes	—	—	—	—
EBITDA	$(7,085)	$(2,366)	$(18,948)	$(12,871)